Exhibit 10.4

Progress Acquisition Corp.

50 Milk Street, 16th Floor

Boston, MA 02109

February 8, 2021

Progress Capital I LLC

50 Milk Street, 16th Floor

Boston, MA 02109

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of Progress Acquisition Corp’s (the “Company”) securities and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Progress Partners IB, Inc. shall make available to the Company certain office space, utilities, and administrative support as may be required by the Company from time to time, situated at 50 Milk Street, 16th Floor, Boston, MA 02109 (or any successor location). In exchange therefore, the Company shall pay Progress Partners IB, Inc. the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Progress Partners IB, Inc. hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

PROGRESS ACQUISITION CORP.

By:	/s/ Warren Schlichting
	Name:	Warren Schlichting
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

PROGRESS PARTNERS IB, INC.

By:	/s/ Richard Gallagher
Name: Richard Gallagher
Title: Authorized Signatory

[Signature Page to Administrative Services Agreement]